Exhibit 32.1

SECTION 1350 CERTIFICATION

     Carl E. Sassano, the Chief Executive Officer of Transcat, Inc. and Charles P. Hadeed, the Chief Financial Officer of Transcat, Inc. certify that (i) the Quarterly Report on Form 10-Q for the quarter ended December 27, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for the quarter ended December 27, 2003 fairly presents, in all material respects, the financial condition and results of operations of Transcat, Inc.

     A signed original of this written statement required by Section 906 has been provided to Transcat, Inc. and will be retained by Transcat, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: January 29, 2004	/s/ Carl E. Sassano Carl E. Sassano, Chairman, President and Chief Executive Officer

Date: January 29, 2004	/s/ Charles P. Hadeed Charles P. Hadeed, Vice President of Finance and Chief Financial Officer